                                                                  Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of American Media Operations, Inc., a wholly-owned subsidiary of American Media, Inc., on Form S-4 of our report dated June 2, 2003, relating to the consolidated financial statements of American Media Operations, Inc. as of and for the year ended March 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets and an explanatory paragraph concerning the application of procedures relating to certain disclosures of financial statement amounts related to the fiscal year 2002 and 2001 financial statements that were audited by other auditors who have ceased operations), incorporated by reference in the prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
June 6, 2003